                                                                   EXHIBIT 4.19

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of February 7, 2000 (the "Effective Date") between Viragen, Inc. a Delaware Corporation (the "Company") and Gerald Smith ("Optionee").

The Company hereby grants to Optionee a Non-Statutory Option ("NSO") to acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

         1. GRANT OF OPTION. The Company hereby grants to Optionee (the "Option") to purchase up to 1,000,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

Optionee and the Company acknowledge that this Option supercedes and replaces Optionees' right to purchase 1,000,000 shares, exercisable at $0.50 per share for a period of five (5) years from the grant date, granted by the Company on October 6, 1995 ("Replaced Option") and that the Replaced Option is hereby cancelled.

         2. EXERCISE PRICE. The exercise price of the Shares subject to the Option shall be at $0.50 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

         3. EXERCISABILITY OF OPTION; RIGHTS AND PRIVILEGES. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee in whole or in part, at any time and from time to time, commencing on the Effective Date (the "Exercise Date") through October 5, 2003

All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

             (i) if there occurs any corporate transaction (which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation, (c) merger, (d) liquidation or (e) a similar of corporate transaction;

             (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

             (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         4. NON-ASSIGNABILITY OF OPTION. The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

         5. METHOD OF EXERCISE OF OPTION. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto (Attachment A), delivered to the Company's principal office, attention: Chief Financial Officer. At the Optionee's option, the payment for the Shares may be made either by Optionee's check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased or by execution and delivery by the Optionee to the Company of a Note(s), in similar form and content as Notes previously used by the Company for similar purposes ("Note(s)"), dated as of each Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

         6. TERMINATION OF OPTION. To the extent exercisable but not exercised, the Option shall terminate upon the first to occur of the following dates:

             (a) October 5, 2003

             (b) the expiration of ninety (90) days following the date Optionee's employment terminates with the Company and/or any of its subsidiaries included in the Plan with Cause, as defined in Optionee's Employment Agreement dated March 1, 1999.

Subject to the provisions of this paragraph, in the event of Optionee's death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

In the event of Employee's termination without Cause, all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein. Additionally, in the event this Agreement is not renewed at the end of the Employment Term, then all granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein.

         7. PLEDGE OF SHARES. If payment for the purchase of Shares under this Option is made through execution and delivery of a Note(s), effective upon Optionee's purchase(s) of the Shares and the delivery of the Note(s), in order to secure the Company's obligations under the Note(s), Optionee hereby pledges, assigns and sets over to the Company, and grants to the Company a security interest in, the Shares. The Shares pledged pursuant hereto shall be maintained in escrow with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to the terms of a Pledge and Escrow Agreement previously used by the Company for similar purposes, which shall be executed by Optionee and the Company upon delivery of a Note(s). As long as any Shares remain subject to the lien of the Pledge, such Shares may not be further pledged or encumbered in any manner, and shall not be sold, transferred or otherwise disposed of. The Escrow Agent shall not be required to relinquish the Pledge or the Escrow Agent's possession of the certificates evidencing the Shares, unless no later than concurrently with the sale of the Shares pursuant to an S-8 registration, all Notes which are secured by such Shares are paid in full. In the event any of the Shares are to be titled in the name of an immediate family member of Optionee or a trust pursuant to the terms herein, as a condition thereto the designated title holder(s) of such Shares shall execute and deliver to the Company a pledge and escrow agreement, in form and content reasonably satisfactory to the Company and its counsel, consistent with the terms herein. No transfer of Shares to, or designation by Optionee of (for the purposes of owning Shares) any person or entity shall relieve Optionee of any of his obligations under the Note(s) or this Agreement. With respect to each Note under which a voluntary prepayment is made by Optionee, provided that interest payments on such Note are current through the date of prepayment and such Note is not in default and has not been accelerated, for each $5,000 of principal paid by Optionee under such Note, 10,000 Shares of the Shares pledged to secure such Note shall be released from the lien of the Pledge. As long as no event of default has occurred with respect to a Note and no event giving right to accelerate such Note has occurred, Optionee shall retain all voting rights with respect to all Shares securing such Note. Following an event of default or an acceleration event, the Company shall have and may exercise all voting rights with respect to such Shares. Optionee hereby irrevocably appoints the Company Optionee's attorney-in-fact for such purpose, it being acknowledged that such appointment is coupled with an interest. Any dividends or distributions payable in respect of any Shares subject to the Pledge shall automatically be applied to pay down the Note(s) in inverse order of their respective maturity date(s). In the event of a default under any Note, in addition to and not in limitation or lieu of any other rights or remedies the Company may have against Optionee as a result of such default, the Company may exercise all of its rights at law and in equity as a secured party, including without limitation under the Uniform Commercial Code, with respect to all Shares then securing the Note with respect to which the default has occurred. Upon a default, without limiting any of the Company's other rights and remedies, the Company may conduct a public or private foreclosure sale of the Shares securing the Note with respect to which the default has occurred. Optionee agrees that 10 days notice to him of any private sale is fair and reasonable. The Company may be the purchaser at any public foreclosure sale, and may bid any commercially reasonable amount at such sale. In all events, in the event of a public or private foreclosure sale, Optionee shall be liable for any deficiency. All of the Company's rights and remedies under the Note(s), the Pledge and this Agreement, and at law or in equity, are cumulative, and none is intended to be in substitution or in lieu of, nor is the exercise of one intended to be a waiver of, any other. The Company shall have no obligation to proceed against the Shares before proceeding against Optionee with respect to any default under any of the Notes.

         8. SECURITIES LAWS. Employer represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan; (ii) the Plan and the shares underlying the Options shall be registered under the applicable regulations of the Securities and Exchange Commission on Form S-8; and (iii) such registration covering the shares underlying the Options will be maintained as effective for the longer of (a) the Employment Term or (b) the Exercise Period of the Options as defined herein.

         9. ADJUSTMENT OF SHARES. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:

             (i) appropriate adjustment shall be made in the maximum number of Shares available for grant, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

             (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         10. NO RIGHTS AS STOCKHOLDER. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

         11. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            VIRAGEN, INC.

                                            By: /s/ Dennis W. Healey
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                                                    Dennis W. Healey
                                                    Executive Vice President/CFO

                                                OPTIONEE


                                                /s/ Gerald Smith
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                                                Gerald Smith

                                  ATTACHMENT A

                               NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock of Viragen, Inc., a Delaware Corporation, and hereby makes payments of $________ in payment therefor.

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                                            Signature

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                                            Date

            INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS

Name:
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Address:
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